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EXHIBIT 11.1


                           SILICON STORAGE TECHNOLOGY, INC.
            STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

PRIMARY BASIS:
                                              THREE MONTHS ENDED SEPTEMBER 30,
                                              --------------------------------
                                                    1996          1997
                                                  -------       -------
Weighted average shares of common stock            23,098        23,112
Weighted average shares of common stock
 obtainable on exercise of options                  1,901         2,196
                                                  -------       -------
Shares used in per share calculations              24,999        25,308
                                                  -------       -------
Net income                                        $ 3,693       $   395
                                                  -------       -------
Net income per share                              $  0.15       $  0.02
                                                  -------       -------
                                                  -------       -------
PRIMARY BASIS:
                                               NINE MONTHS ENDED SEPTEMBER 30,
                                               -------------------------------
                                                    1996          1997
                                                  -------       -------
Weighted average shares of common stock            22,934        23,231
Weighted average shares of common stock
 obtainable on exercise of options                  2,224
                                                  -------       -------
Shares used in per share calculations              25,158        23,231
                                                  -------       -------
Net income (loss)                                 $11,614       $(3,143)
                                                  -------       -------
Net income (loss) per share                       $  0.46       $ (0.14)
                                                  -------       -------
                                                  -------       -------

Net income (loss) per share is presented in the Company's financial statements under the primary basis as the effect of dilution under the fully diluted basis is not material.

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